Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is dated for reference as of the 7th day of March, 2018, by and between Xenon Pharmaceuticals, Inc., a Canadian corporation having its principal place of business at 3650 Gilmore Way, Burnaby, British Columbia V5G 4W8 (“Xenon”), Teva Pharmaceuticals International GmbH, formerly known as Ivax International GmbH, a Swiss limited liability company having its principal place of business at Alpenstrasse 2, 8640 Rapperswil, Switzerland (“Teva”), and Teva Canada Limited, a Canadian legal entity having its principal place of business at 30 Novopharm Court, Toronto, Ontario, Canada M1B 2K9 (“Teva Canada”). Xenon, Teva and Teva Canada are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Teva and Xenon entered into a Collaboration Development and License Agreement dated December 7, 2012, as amended by certain Letter Agreements between them, dated as of March 27, 2013 and April 4, 2013, respectively (the “Collaboration Agreement”); and

WHEREAS, pursuant to an Agreement for Assignment and Assumption, dated as of October 31, 2014, with its Affiliate, Teva Canada, Teva assigned to Teva Canada, and Teva Canada assumed, Teva’s right and obligation under Section 14.3 of the Collaboration Agreement to conduct the IPO Purchase, resulting in Teva Canada acquiring 1,111,111 common shares of Xenon; and

WHEREAS, Xenon and Teva desire to terminate the Collaboration Agreement and the Parties desire to settle fully and finally any potential or actual claims or disputes that they may have or had against the other in connection with the Collaboration Agreement or the transactions contemplated therein, without any admission of wrongdoing or liability by any of the Parties, and on the terms set forth below;

WHEREAS, in order to complete the Proposed Transaction (as defined below), Xenon must receive an order from the Ontario Securities Commission (the “OSC”) granting Xenon exemptive relief from the requirements related to issuer bids under applicable Canadian securities laws (the “OSC Order”); and

WHEREAS, capitalized terms that are not defined in this Agreement shall have the meanings ascribed to them in the Collaboration Agreement;

NOW, THEREFORE, in consideration of the respective covenants, undertakings, representations, warranties and conditions set forth in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree to the following.

TERMS OF AGREEMENT

1.No Admissions. This Agreement is being entered into to avoid lengthy, costly and time-consuming disputes. By entering into this Agreement, no Party is admitting any liability or wrongdoing whatsoever, and each Party continues to deny any and all liability and wrongdoing. This Agreement shall not be construed as an admission by any Party as to the merits of any position adopted by the other Parties.

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2.Effective Date. This Agreement shall become effective on the Effective Date (as defined below).

3.Cancellation of Xenon Shares.

(A)Upon and subject to the terms and conditions hereof, Teva Canada will transfer and assign 1,000,000 common shares of Xenon (the “Subject Shares”) to Xenon for cancellation and Xenon will acquire the Subject Shares from Teva for cancellation (the “Proposed Transaction”), such that immediately following the Proposed Transaction and the cancellation of the Subject Shares by Xenon, Teva Canada will be the beneficial and registered owner of 111,111 common shares of Xenon (the “Retained Shares”).

(B)Teva Canada shall not, without the prior written consent of Xenon, sell more than one quarter (¼) of the Retained Shares per calendar month.

(C)Teva Canada will from time to time execute and deliver all documents and instruments and do all acts and things as Xenon may reasonably require to effectively carry out or better evidence or perfect the full intent of the Proposed Transaction and the cancellation of the Subject Shares.

(D)Teva Canada and Xenon acknowledge and agree that the Proposed Transaction is subject to, and conditional upon, Xenon being granted the OSC Order. Xenon will provide written notice to Teva and Teva Canada when the OSC Order has been granted to Xenon and Teva Canada will transfer and assign the Subject Shares to Xenon as contemplated in Section 3(A) on the date specified by Xenon in such notice (the “Effective Date”).

4.Termination of the Collaboration.

(A)As of the Effective Date, the Collaboration Agreement and all obligations of the Parties thereunder shall be deemed fully terminated, discharged, bought out, extinguished, paid, commuted, released and satisfied in full, except to the extent expressly provided otherwise in this Agreement and the reference herein to relevant defined terms in the Collaboration Agreement. The Parties reserve no claims, rights or benefits against each other under the Collaboration Agreement with respect to any past, present or future claims and each Party shall be freed from any and all claims that have been, or could be, made under the Collaboration Agreement, except as expressly provided otherwise in Section 7 below.

(B)As of the Effective Date, Teva shall immediately cease to:

i.          research, Develop, Manufacture, have Manufactured, market, use, offer to sell, sell, export or import for sale, or otherwise Commercialize any Product under the Xenon Background IP or Collaboration IP,

ii.         have the right to assign or otherwise transfer or grant any interest in Xenon Background IP or Collaboration IP to any Third Party, or

iii.        have the right to grant a sublicense under any Xenon Background IP or Collaboration IP to any Third Party,

provided that, if any such assignment, transfer, grant and/or sublicense have been granted to Third Party by Teva, Teva hereby undertakes to terminate them and provide written evidence of any such termination to Xenon within [†] ([†]) days of the Effective Date.

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(C)In addition to the foregoing, as of the Effective Date:

i.          the license granted to Teva by Xenon under the Collaboration Agreement shall immediately terminate with respect to all Products, and Teva shall assign to Xenon any Collaboration IP relating to such terminated Products to the extent that such Collaboration IP was conceived, identified, or first made by Xenon during the Collaborative Development Term, however, Teva will retain a non-exclusive license under such Xenon Background IP and such Collaboration IP for research purposes only;

ii.         Teva shall, at Xenon's cost (which shall cover reasonable external costs and may include, for example, shipping costs and any administrative fees charged by the Regulatory Authorities), transfer and assign to Xenon the IND for each Product and the erythromelalgia Orphan Disease Designation, including, in particular the following actions by Teva and Xenon: (a) Teva shall submit to the applicable Regulatory Authorities within [†] ([†]) [†] days of the Effective Date a letter authorizing the transfer of ownership from Teva to Xenon, and shall otherwise take action within its control to transfer to Xenon, all Regulatory Documents, PROVIDED that it is understood and agreed that such letters and any other related documentation shall be prepared by Xenon and forwarded to Teva, and that Teva has no obligation to transfer to Xenon any physical copies of any Regulatory Documents that are made available to Xenon in electronic format (compatible with Xenon's systems), unless Xenon pays for the shipping costs of such transfer of physical copies, (b) in coordination with Teva, Xenon promptly shall execute and submit within [†] ([†]) [†] days to the applicable Regulatory Authority a letter, accompanied by the transfer letter referred to in clause (a), acknowledging Xenon’s assumption of ownership of and responsibility for the Regulatory Documents, and (c) Xenon, effective as of the submission of the documentation set forth in (a) and (b), shall have exclusive authority and responsibility to submit all reports or amendments, and pay any fees, necessary to maintain any Regulatory Approval for the Products;

iii.        Teva (a) hereby grants Xenon a non-exclusive license under the Know-How that falls within the Ivax Termination IP, and (b) subject to (a), an exclusive license under all other Ivax Termination IP and any future patents arising out of the Ivax Termination IP  (including all study data, results, clinical trial study data, regulatory filings and all Regulatory Approvals relating to same) utilized or practiced by Teva in the research and Development of the Product, collectively as described in Schedule A attached hereto;

iv.        subject to Clause 3(C)iii, Teva shall assign all existing Patent Rights under the Ivax Termination IP (the “Assigned Patents”) to Xenon by delivering a signed and notarized copy of the Patent Assignment attached hereto as Schedule B to Xenon within [†] ([†]) [†] days of the Effective Date;

v.         Teva shall, within [†] days of the Effective Date of this Agreement, deliver, electronically or on paper, to Xenon any Confidential Information reasonably known to it and in its possession relating to each terminated Product, except for one copy which may be retained in its confidential files for archive purposes only; and

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vi.        in the event Xenon, its Affiliates, sublicensees, assignees or successors subsequently Commercialize any Product, during the period of time such Product is being sold to Third Parties, Xenon will pay Teva, as applicable, a [†] percent ([†]%) royalty on annual Net Sales (as applied mutatis mutandis to sales by or on behalf of Xenon, its Affiliates, sublicensees, assignees or successors) of such Product for the duration of time that (i) Patent Rights under the Ivax Termination IP Cover the terminated Product or (ii) any future patents arising out of the Ivax Termination IP would be infringed by the commercialization of the Product in the absence of the licenses granted hereunder.

5.Diligence. Xenon will have no obligation with respect to the research, development, exploitation of the Assigned Patents, regulatory approval or commercialization of the terminated Product under this Agreement. Xenon will decide at its sole discretion with Assigned Patents, if any, it wishes to maintain, prosecute and/or enforce.

6.Releases. In consideration of the mutual execution of this Agreement and the mutual agreement to be legally bound by the terms hereof, and other good and valuable consideration, Teva and Teva Canada, on the one hand, and Xenon, on the other hand, each on behalf of itself and any and all parent corporations, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, employees, attorneys, shareholders, and agents, do hereby mutually remise, release, covenant not to sue and forever discharge each other (and their agents and assigns) from and against all manner of actions, causes of action, suits, debts, accounts, promises, warranties, damages (including consequential or punitive damages), agreements, costs, interest, expenses, premiums, deductibles, claims or demands whatsoever, whether in law, equity, restitution or otherwise, in any jurisdiction (including but not limited to any rights, claims, or causes of action available by virtue of any statute or law in Canada or the United States), whether past, present or future, presently known or unknown, suspected or unsuspected, contractual or extra-contractual, asserted or unasserted, whether concealed or hidden, with respect to any and all past, present or future claims of any type whatsoever that they ever had now have, or hereafter may have against each other —except for any future claims Teva Canada hereafter may have relating to or arising from its ownership of Retained Stock, which are hereby excluded from this release—based upon, arising out of, in connection with, in consequence of, or in any way involving, arising under, relating to or in connection with the Collaboration Agreement or conducting or failing to conduct activities relating to the research, development, formulation, pre-clinical, non-clinical, clinical, testing and all other activities (including test method development, stability testing, toxicology studies, process development, statistical analysis and report writing, packaging, labelling and regulatory affairs, product approval and registration activities) relating to the Products. Notwithstanding the foregoing, nothing herein shall preclude, prevent or impair the right of any Party to bring a proceeding in court or any other forum for a breach of this Agreement, or any representation, warranty or covenant herein, or affect any of the Parties’ rights, obligations, or claims under this Agreement, including with respect to indemnification rights pursuant to Section 7 below.

7.Reps & Warranties.

(A)As of the date hereof and the Effective Date, Teva hereby represents and warrants to Xenon that:

i.          Teva has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by Teva contemplated hereunder;

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ii.          this Agreement constitutes a valid and binding obligation of Teva, enforceable against Teva in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

iii.        neither entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Teva will result in the violation of (a) any of the provisions of the constating documents or by-laws of Teva; (b) any agreement or other instrument to which Teva is a party or by which Teva is bound; or (c) any applicable domestic or foreign law, including any statute, subordinate legislation or treaty, and any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances, whether or not having the force of law, in respect of which Teva must comply;

iv.         Teva owns the Assigned Patents;

v.          Teva has the power and authority to execute the Patent Assignment attached hereto as Schedule A; and

vi.         Teva has not entered into any agreement that conflicts with the terms of the Patent Assignment attached hereto as Schedule A;

(B)As of the date hereof and the Effective Date, Teva Canada hereby represents and warrants to Xenon that:

i.           Teva Canada’s address is 30 Novopharm Court, Toronto, Ontario, Canada M1B 2K9;

ii.          Teva Canada is the beneficial and registered owner of the Subject Shares, free and clear of all liens, charges, encumbrances and any other rights of others;

iii.         Teva Canada has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transaction to be completed by Teva Canada contemplated hereunder, including the power, authority and right to transfer and assign the legal and beneficial title and ownership of the Subject Shares to Xenon free and clear of all liens, charges, encumbrances and any other rights of others;

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iv.         this Agreement constitutes a valid and legally binding obligation of Teva Canada, enforceable against Teva Canada in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court;

v.          there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon Teva Canada to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Subject Shares other than pursuant to the provisions of this Agreement; and

vi          neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Teva Canada will result in the violation of (a) any of the provisions of the constating documents or by-laws of Teva Canada; (b) any agreement or other instrument to which Teva Canada is a party or by which Teva Canada is bound; or (c) any applicable domestic or foreign law, including any statute, subordinate legislation or treaty, and any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances, whether or not having the force of law, in respect of which Teva Canada must comply.

(C)As of the date hereof and the Effective Date, Xenon hereby represents and warrants to Teva and Teva Canada that:

i.           Xenon has good and sufficient power, authority and right to enter into and deliver this Agreement and to complete the transactions to be completed by Xenon contemplated hereunder;

ii.          this Agreement constitutes a valid and legally binding obligation of Xenon, enforceable against Xenon in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors’ rights generally and to the fact that specific performance is an equitable remedy available only in the discretion of the court; and

iii.         neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by Xenon will result in a violation of (a) any of the provisions of the constating documents or by-laws of Xenon; (b) any agreement or other instrument to which Xenon is a party or by which Xenon is bound; or (c) any applicable domestic or foreign law, including any statute, subordinate legislation or treaty, and any applicable guideline, directive, rule, standard, requirement, policy, order, judgment, injunction, award or decree of any domestic or foreign legislative, executive, judicial or administrative body or person having or purporting to have jurisdiction in the relevant circumstances, whether or not having the force of law, in respect of which Xenon must comply.

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8.Indemnification.

(A)Teva and Teva Canada agree to defend Xenon at their cost and expense, and will indemnify and hold Xenon and its directors, officers, employees and agents (the "Xenon Indemnified Parties") harmless from and against any action, suit, liabilities, losses, costs, damages, claims, demands, encumbrances, fees or expenses (including reasonable legal fees and disbursements) (collectively, a "Loss") arising out of any Third Party claim relating to:

i.           Any breach by Teva or Teva Canada of any of its representations, warranties or obligations pursuant to this Agreement;

ii.          The negligence or willful misconduct of Teva or Teva Canada; or

iii.         The development (including without limitation prior clinical development and any claims made by subjects enrolled by or on behalf of Teva), manufacture, import or export of the Product, including claims of infringement or misappropriation relating to the Product, between December 7, 2012 and the Effective Date of this Agreement.

(B)Xenon agrees to defend Teva at Xenon's cost and expense, and will indemnify and hold Teva and their respective directors, officers, employees and agents (the "Teva Indemnified Parties") harmless from and against any Loss arising out of any Third Party claim relating to:

i.           Any breach by Xenon of any of its representations, warranties or obligations pursuant to this Agreement;

ii.          The negligence or willful misconduct of Xenon; or

iii.         The further development, manufacture, import, export, offer for sale, marketing, promotion or sale of the Product, including claims of infringement or misappropriation relating to the Product, that take place on or after the Effective Date of this Agreement, except to the extent Teva or Teva Canada are obligated to indemnify Xenon pursuant to Section 7(A).

(C)NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY LOST PROFITS, LOST BUSINESS OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY OR ITS AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY, INDEMNITY AND BREACH OF WARRANTY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS SUCH DAMAGES ARE PAYABLE TO A THIRD PARTY IN CONNECTION WITH A CLAIM BY SUCH THIRD PARTY THAT IS INDEMNIFIABLE HEREUNDER.

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(D)A party that intends to claim indemnification under this Section 7 (the “Indemnified Party”) shall promptly notify the other party (the “Indemnifying Party”) in writing of the assertion or the commencement of any action, suit or proceeding, claim, arbitration, litigation or investigation by a Third Party (a “Third Party Claim”) and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to deliver written notice to the Indemnifying Party within a reasonable time after the commencement of any Third Party Claim shall not relieve the Indemnitor of its obligations under this Section 7 unless the delay or failure is materially prejudicial to its ability to defend such Third Party Claim. The Indemnifying Party shall be entitled to control the defense of any Third Party Claim, at its sole expense. The Indemnified Party under this Section 7(D) shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation of any Third Party Claim covered by this indemnification. The Indemnifying Party shall conduct the defense of such Third Party Claim and shall keep the Indemnified Party, reasonably informed of the status of such Third Party Claim. The Indemnified Party shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation of any Third Party Claim. The Indemnified Party shall be entitled to participate in any such defense at its sole cost and expense. The Indemnifying Party shall seek the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) in connection with the Indemnifying Party’s settlement or compromise of any such Third Party Claim.

(E) Third-Party Agreements. Teva shall provide a list of all active third-party agreements that relate to TV-45070 within [†] ([†]) days of the Effective Date. Teva shall use reasonable efforts to promptly assign to Xenon or its designee all such third-party agreements identified by Xenon and communicated to Teva in writing within [†] ([†]) days following the receipt of the list from Teva.

9.Notice. Any notices, correspondence, or any other communication between the Parties in the course of implementation of this Agreement shall be in writing and sent by facsimile, email, or by mail to any representative designated by the Party which is to receive such written communication.

If to Xenon to:

Xenon Pharmaceuticals Inc.

200-3650 Gilmore Way

Burnaby, British Columbia

V5G 4W8 Canada

Attention: Legal Affairs

With a copy to: Chief Financial Officer

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If to Teva to:

Teva Pharmaceuticals International GmbH

Alpenstrasse 2, 8640 Rapperswil

Switzerland

Attention: General Manager

With a copy (which shall not be deemed notice) to:

Teva Pharmaceuticals

425 Privet Road

Horsham, PA  19044  United States

Attention: General Counsel

If to Teva Canada to:

Teva Canada Limited

Novopharm Court

Toronto, Ontario

M1B 2K9  Canada

With a copy (which shall not be deemed notice) to:

Teva Pharmaceuticals

425 Privet Road

Horsham, PA  19044  United States

Attention: General Counsel

10.Prevailing Party. In the event an action is commenced to enforce any of the provisions of this Agreement or to obtain declaratory relief in connection with any of its provisions, the prevailing Party shall be entitled to an award of its reasonable attorneys’ fees, interest, costs and expenses, including expert fees, in addition to any other relief to which such Party may be entitled under Ontario Law.

11.Governing Law; Venue. This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the Province of Ontario and the laws of Canada in force therein notwithstanding any provisions governing conflict of laws under such law to the contrary. Any Disputed Matter shall be brought exclusively in a court of competent jurisdiction located in the city of Toronto, in the Province of Ontario, Canada. Each Party irrevocably waives any right to, and will not oppose any such Ontario action or proceeding in any jurisdictional basis, including forum non conveniens, and will not oppose the enforcement of any judgment or other duly obtained order from an Ontario court. Each Party irrevocably and unconditionally attains and submits to the jurisdiction of such Ontario court, and agrees to service of process issued or authorized by, such court. EACH PARTY HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL.

12.Presumption. The Parties agree that this Agreement was drafted jointly by the Parties, and each Party and its legal counsel have had a sufficient opportunity to review this Agreement. No presumption shall arise regarding this Agreement based on the identity of the drafter.

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13.Acknowledgment. Each Party to this Agreement represents and warrants that (a) it has read this Agreement; (b) it has made such investigation of the matters pertaining to this Agreement as it deems necessary and finds the terms of this Agreement to be satisfactory; (c) it understands all of this Agreement’s terms; (d) it has negotiated and executed this Agreement freely, voluntarily and without coercion, at arm’s length, and with full knowledge of its significance and the legal consequences thereof; and (e) it has been represented by legal counsel, it has received financial advice related to this Agreement and it has had an adequate opportunity to review and consider the terms of this Agreement. The Parties waive all rights to challenge the validity or enforceability of this Agreement.

14.Interpretation. The various headings of this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement. All references to “including” shall mean “including without limitation.”

15.Waiver. Any waiver by any Party of any provision of this Agreement shall not operate as or be construed to be a waiver of any breach of that provision or of any breach of any provision of this Agreement. The failure of a Party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

16.Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole.

17.Successors and Assigns; After-acquired Affiliates; Future Partners.

(A)This Agreement shall inure to the benefit of and be binding on the Parties’ successors and permitted assigns. Xenon may not assign or otherwise transfer this Agreement without the prior written consent of Teva, which consent shall not be unreasonably withheld.

(B)Any proposed assignment which is inconsistent with the assignment language in this Article 16 shall be null and void.

(C)No assignment shall release any Party from responsibility for the performance of any accrued obligation of such Party hereunder.

18.Compliance with Laws. Each Party will comply with all relevant laws and regulations in exercising its rights and fulfilling its obligations under this Agreement.

19.Counterparts. This Agreement may be executed by the Parties in one or more facsimile or PDF counterparts and such facsimile or PDF counterparts shall each be deemed an original signature for all purposes including interpretation under governing law.

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20.Non-Disparagement. The Parties agree not to make any disparaging or negative statements to any third parties about the termination of the Collaboration Agreement and/or the transactions contemplated thereunder or under this Agreement, except for (a) information that has already been disclosed publicly and (b) good faith responses to any inquiries under oath or in response to governmental inquiry.

21.Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the matters referred to herein. In the event of a conflict between this Agreement and the Collaboration Agreement, this Agreement shall prevail.

22.Amendment. This Agreement, including the Schedules hereto, may only be amended by a written document duly executed by authorized signatories of each of the Parties.

23.Confidentiality Obligations. Both Parties hereby acknowledge that the confidentiality obligations included in Article 11 of the Collaboration Agreement shall continue for a period of ten (10) years from the Effective Date of this Agreement, provided however that any and all Confidential Information related to the terminated Product, including any such Confidential Information initially disclosed by Teva to Xenon, shall from now on be considered Xenon’s Confidential Information. Notwithstanding anything to the contrary, Teva shall pre-approve all public disclosures to be filed by Xenon in connection with this Agreement pursuant to US and/or Canadian securities laws.

[Signature Page Follows]

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IN WITNESS THEREOF, the Parties hereto have caused this Agreement to be duly executed as of the Effective Date.

XENON PHARMACEUTICALS INC.

By:	/s/ Simon Pimstone
Name: Simon Pimstone
Title: CEO & President

By:	/s/ Ian Mortimer
Name: Ian Mortimer
Title: CFO & COO

TEVA PHARMACEUTICALS INTERNATIONAL GMBH

By:	/s/ R. David Koch
Name: R. David Koch
Title: President of the Managing Officers

By:	/s/ Naama Bar Am
Name: Naama Bar Am
Title: General Manager

TEVA CANADA LIMITED

By:	/s/ Suzanne Brand
Name: Suzanne Brand
Title: Senior Director Finance CFO

By:	/s/ C. Benjamin Gray
Name: C. Benjamin Gray
Title: VP & General Counsel

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SCHEDULE A

Know-How covered under Ivax Termination IP

•

All documents, reports, processes relating to products, including all research data, all regulatory files, all Regulatory Authority correspondence, all PTO correspondence, all product development plans, all non-clinical audited GLP study reports, all other non-clinical study reports referenced in the regulatory files, all raw and analyzed genomic and exome sequence data, all drug substance manufacturing reports and processes useful to the manufacture of drug substance;

•

All documents, reports, processes relating to the API, including all batch records, analytical methods, analytical method validation reports, specifications, reference standard qualification reports, campaign reports, process development reports, stability protocols, stability reports (whether interim or final), CMC quality-related documentation (such as investigations, out-of-Specification reports, batch dispositions and CAPA), CMC regulatory filings and any process validation documentation;

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SCHEDULE B

PATENT ASSIGNMENT

THIS PATENT ASSIGNMENT (this “Patent Assignment”) from Teva Pharmaceuticals International GmbH, formerly known as Ivax International GmbH, a Swiss limited liability company having its principal place of business at Alpenstrasse 2, 8640 Rapperswil, Switzerland (“Assignor”) to Xenon Pharmaceuticals, Inc., a corporation continued under the federal laws of Canada (“Assignee”), is effective as of [__], 2018.

WHEREAS, Assignor and Assignee have entered into a Termination Agreement, dated as of [DATE] (the “Termination Agreement”), pursuant to which, among other things, Assignor has agreed to assign to Assignee the Assigned Patents (as defined below).

1.Assigned Patents. The term “Assigned Patents” means the issued patents and pending patent applications set forth on Exhibit 1 attached hereto.

2.Assignment. For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Assignor hereby irrevocably assigns, transfers, sells and delivers to Assignee all of Assignor’s right, title and interest in and to (i) the Assigned Patents and the inventions and improvements disclosed therein; (ii) all reissues, divisionals, continuations, continuations-in-part, extensions, renewals, reexaminations and foreign counterparts thereof; (iii) all patents and applications which claim priority to or have common priority with any such patents or patent applications; and (iv) all rights corresponding to any of the foregoing throughout the world, including the right to claim priority from any of the Assigned Patents, the right to prosecute and maintain any of the Assigned Patents, and the right to sue, claim remedies and recover damages for past, present and future infringement or other violation or impairment of any of the Assigned Patents, the same to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors, assigns and other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor, if this assignment had not been made.

3.Further Assurances. Assignor agrees that Assignee shall have the right to file or record this Patent Assignment with the United States Patent and Trademark Office or other such entities throughout the world, and Assignor authorizes and requests the relevant authorities to record Assignee as the assignee and owner of the Assigned Patents. Assignor shall execute and deliver to Assignee such documents and take such actions as requested by Assignee to register, evidence or perfect Assignee’s rights under this Patent Assignment. In addition, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agents and attorneys in fact, to act for and on their behalf and stead to execute and file any such documents and to do all other lawfully permitted acts to register, evidence or perfect Assignee’s rights under this Patent Assignment with the same legal force and effect as if executed by Assignor. This includes, but is not limited to, the power to insert on this Patent Assignment any further identification that may be necessary to comply with the rules of the United States Patent and Trademark Office, or rules of other entities throughout the world, for recordation of this document.

4.Governing Law. This Patent Assignment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada in force therein, regardless of the laws that might otherwise govern under applicable principles of choice or conflicts of law thereof.

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, Assignor has caused this Patent Assignment to be executed as of the date first written above by its duly authorized officer.

ASSIGNOR:

TEVA PHARMACEUTICALS INTERNATIONAL GMBH

By:
Name:
Title:

ACKNOWLEDGMENT

Notarial Certificate

lic.iur. Daniel Beeler M.B.L., Notary Public for the Canton St. Gallen (Switzerland), with office at Untere Bahnhofstrasse 2, 8640 Rapperswil, Switzerland, hereby certifies:

the signatures on the reverse page were written in their own hands by

Mrs. Naama BAR AM, born 6th January 1967, lsraeli citizen, and

Mr. David KOCH, born 10th July 1955, Swiss citizen,

both personally known to the notary.

Certified on the    th day of

The notary public, Daniel Beeler

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

EXHIBIT 1

ASSIGNED PATENTS

Title	Application Number/ Patent Number	Filing Date	Issue Date	Inventor(s)	Owner/ Assignee	Status
[†]	[†]	[†]	[†]	[†]	[†]	[†]
[†]	[†]	[†]	[†]	[†]	[†]	[†]
[†]	[†]	[†]	[†]	[†]	[†]	[†]
[†]	[†]	[†]	[†]	[†]	[†]	[†]
[†]	[†]	[†]	[†]	[†]	[†]	[†]

[†] DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION